EXHIBIT 99.1


               INFORMATION RELATED TO FORWARD LOOKING STATEMENTS


THIS PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO MEET ITS ROE TARGET RANGE OF 33 TO 36 PERCENT ON AVERAGE AND OVER TIME, WHICH WILL DEPEND IN PART ON FACTORS SUCH AS THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY DUE TO SHARE REPURCHASES, DIVIDENDS, CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME AND ACCOUNTING CHANGES, AMONG OTHER THINGS; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS

INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENTS INDUSTRY; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AND ITS OTHER REPORTS FILED WITH THE SEC.

--------------------------------------------------------------------------------
                        AXP FINANCIAL COMMUNITY MEETING
                      KENNETH I. CHENAULT'S PRESENTATION
                                AUGUST 1, 2007
--------------------------------------------------------------------------------


     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]


Good afternoon. And welcome to our second financial community meeting of the year.

Let me get right to our agenda.

I'll begin by summarizing our year to date financial and business performance. You've already seen the details of our results in our earnings release and supplement, so I'll just cover the highlights.

After that, I'll spend some time giving you my perspective on some elements of the company's next chapter of growth.

Because we're in so many aspects of payments - as an issuer, a network and an acquirer/processor - I believe we have unique opportunities for growth relative to our peers. I'll share how I see our growth evolving, as well as some tactics we're likely to deploy in the future.

Our deep drill today is on Global Network Services, or GNS. It's been 3 years since we covered GNS at one of these forums and, as you know, a lot has happened over that time.

While we've had a successful network business in international for a number of years, back in 2004 we had only just announced our first U.S. partnership with MBNA. Since that last presentation we've made tremendous progress in the U.S., in addition to accelerating our growth in many other markets.

GNS now makes a significant contribution to our business metrics and our financials. As a result, GNS is no longer just a potential opportunity - it is a growing, successful business.

Peter Godfrey, President of Global Network Services, will give you a current look at this business, as well as a perspective on our potential.

We'll then end, as always, with any questions you may have for me, Dan Henry, Peter or any other member of the management team.

                                * * * * * * * *

Let me start with our financials.

As you've seen, we generated excellent results in the first half of the year.

Through June, we exceeded all of our on-average-and-over-time financial objectives.

   o Year To Date revenues net of interest grew by 10%, an exceptionally strong showing, particularly considering the impact of rising interest rates;

   o Our growth in Earnings Per Share from Continuing Operations was 19%;

   o And our Return on Equity was 38%.

As you can imagine, I feel very good about our results and our business momentum. Our performance across payments has been consistently strong, whether looking at customer segments, geographies, or business lines.

Here's a look at some of our metrics, starting with billed business.

Year to date, our multi-year investment strategy continues to pay-off in terms of the momentum we've built within our spend-centric model. Reported billings through June were up 15%, continuing a double digit trend we've achieved since 2003.

On a relative basis, we continue to outperform most of our issuing peers.

Our billings growth once again has us at the top tier of the industry.

One particularly compelling point is that, even in the midst of one of the most competitive environments I can remember, we've not only managed to sustain our strong growth, but to increase the gap between us and our major peers.

Since 2003 our billings growth has exceeded that of each major issuing peer.

As an example, over the last three years we added over $210 billion in spending to our base......

....... over twice the gain of our next nearest competitor.

As I said earlier, I believe our performance has resulted from the powerful combination of our spend-centric model and our multi-year investment strategy.

The share gains for 2006 have now been reported, and the strength of our relative performance is quite clear.

In the U.S., which is shown here, we've steadily gained share in general purpose charge and credit card spending. While we currently don't participate in the separate debit market, our volumes have outpaced the combined growth rate of both types of spending for the last two years.

A similar slide for charge and credit spending in many international markets would show the same positive trend.

We also had excellent growth in our card base. June year over year card growth of 10% was very strong, and translates into the addition of 4.2 million net new cards so far this year.

We've generated good proprietary growth, in addition to the excellent growth generated by our network partners, both in the U.S. and internationally.

The next metric is average proprietary cardmember spending, an indicator we monitor closely given our spend-centric focus. Average basic cardmember spend was up 8%, well above overall economic growth and reported rates of consumer spending.

The strength of this metric is even more notable given the large number of cards we've put on over the last several years. As cardmember spending historically ramps up over time, this indicator gets dampened when there is a large denominator increase. Given this effect, an 8% growth in average spend is further evidence of the success of our spend tactics.

Within our business model, loan balances are an outcome of our spend increases. So, along with our gains in billings, we also saw excellent growth in managed loans, which were up 21% at the end of June.* While this is very strong growth, it is generally consistent with the billings growth we've seen across our lending products.

Our growth in receivables also continues to outpace our peers. Our 21% increase* puts us well above the single digit growth rate of most major players. Given that each of these competitors has a lend-centric model, and therefore depends on AR growth to drive revenues, this slide clearly shows the hurdle they face in generating future top-line performance.

As I noted with our billings performance, our gains in AR have come against the backdrop of a tough competitive environment. But, as with billings, we've not only been able to outgrow our peers, but to increase our gap over time.

This slide shows you the growth rates of the 6 major card issuers over the last 6 quarters. As you can see, a number of competitors had significant ups and downs in their growth rates over this time. Our growth rate, however, continued to stay high and generally increased, even in light of the significant growover challenges we faced in certain quarters.

Because of this strong relative performance, we expect that our share gains in lending have continued this year.

Related to our AR metric is spend velocity, another dynamic of our model that differentiates us from other players.

This ratio looks at our billed business levels relative to our receivables and is an indicator of our efficiency in generating spend and utilizing capital. And, as you can see, we've increased this metric over time.

The difference between our spend model and a lend model is quite clear when you look at the spend velocity of our peers. As you can see, our spend velocity is more than twice the level of our next nearest competitor.

In our worldwide charge and lending businesses we currently generate approximately 6 dollars of spend for every dollar of receivables.** This is driven by our high spending card base, as well as by the acceleration of billings within GNS.

---------------
* On a GAAP (i.e., owned) basis, cardmember loans grew 33% at June 30, 2007 versus June 30, 2006.
** Reflects spend velocity determined using managed receivables. Using GAAP
   (i.e., owned) receivables, during 2006 the Company generated 7.8 dollars of spend for every dollar of receivables.

As a result, the growth of our card business requires far less capital than the level required by our competitors.

There are two important points to note about our loan growth.

First, it is being generated from our spend centric model. Our growth is not being driven by balance transfers from new, unknown customers.

Instead, our growth is coming largely from the revolve spend of tenured customers. For example, Consumer Credit Card balances from cardmembers with more than 6 months of tenure make up 90% of that portfolio, a trend that has been consistent over the past 24 months.

Also, as you can see here, our U.S. consumer and small business loan portfolio is quite diverse. We're not relying on one product or one pricing proposition to generate growth, but instead have pursued a balanced approach consistent with our long-stated spend-centric strategy.

Our mix of balances has not changed dramatically since 2005, which means we've generated growth across the products in our portfolio over this time. The faster growing products over this time have been our rewards-based lend products, including co-brands, Blue Cash and much of the Blue portfolio, and lending on charge. These products also come with the best risk profile given their respective link to either a reward incentive, a charge product or, in many cases, both.

As an aside - the products and percentages shown here include both consumer and small business balances. If you recut these numbers by customer segment small business would represent 16% of our total portfolio.

The second point I'd make about our growth is that it is not coming at the expense of our credit performance. Once again we put up very strong credit numbers in the quarter.

We're not generating growth by loosening our standards and hunting in the sub-prime space. And we're not buying balance growth with 0% APR offers. (In fact, our managed yield has been very consistent over the last several years, and the percentage of our portfolio on promotional rates has declined.)

We continue to pursue growth in the prime and super-prime lending segments and, as a result, we continue to focus our acquisition efforts in the mid to upper tier of prospects.

For example, as you can see here, of the new credit cards approved in the U.S. on a year to date basis, 89% have a FICO score greater than 660, a mix that has stayed very consistent with last year.

This demonstrates that our year to date growth rate is not being driven by the acquisition of lower quality cardmembers. Instead, we're sticking to our spend-centric strategy and continue to target and acquire very credit worthy customers.

In addition, the FICO scores across our entire portfolio of consumer and small business credit cards are also both high and consistent. As of June, 84% of our balances have scores above 660, a strong number for our industry as you can tell from the reported master trust numbers for our peers.

Now I should note that these FICO numbers are actually an outcome of our acquisition methods, rather than an input. Our proprietary credit models have advanced far beyond relying on FICO scores as our only selection criteria.

Instead, we consider a range of robust factors before making an offer to a prospect. For example, we consider their total size of wallet; we segment a prospect's needs between their spend and revolve capacities; we look at their home value. By using a wide range of factors we believe we're far more knowledgeable about a prospect's true creditworthiness before they even join our franchise.

As you can see here, given our focus on the upper end of the market, our U.S. metrics are far better than the industry average, with performance that continues to be among the best in class.

As with other U.S. issuers, we did have a negative year over year impact in writeoffs; but this variance was largely driven by the prior year, not the current year. Last year's writeoffs were abnormally low due to the favorable carry-over impact of the 2005 U.S. bankruptcy legislation, while this year we've returned to more normal trend levels.

In fact, our current credit performance remains very much in line with historical trends, as you can see here.

Our current writeoff rates, whether lagged or coincidental, are below the levels of 2003 and 2004, and are about equal to the levels of 2005 before the impact of the bankruptcy law change.

The dramatic decrease in rates in 2006 was the result of people accelerating their bankruptcy filings into 2005 in order to qualify under the old law. As the impact of the bankruptcy law worked through the year we did see our rates rise. But as you can see, excluding this impact in 2006, writeoffs remain at an historically low level - a level that, for the most part, has now normalized for post-legislation bankruptcy trends and for the current economic environment.

The ongoing investments we're making in our risk capabilities, and our focused efforts to bring in higher spending, more creditworthy cardholders, are paying off. Our credit quality continues to be well controlled and I remain quite comfortable with the level of risk within our business.

Looking across the metrics for our payments business, you can see that we've achieved strong results. By executing successfully against our spend-centric model, and reaping the benefits of our multi-year investment strategy, we were able to grow our volumes while also achieving good bottom-line results.

Now, I do recognize that there are concerns in the market about the current credit environment. Given issues in the sub-prime sector, the risk position of all financial companies is being closely scrutinized.

While I can't speak for all of the players out there I can speak for our company.

The fact is that, for anyone in the lending business, any time you grow your business you take on risk. If you add new customers, if you lend more to current customers, you automatically add to your risk levels. The only way to stop adding to your risk is to stop growing, period.

Our 21% growth* in balances as of June is an exceptional number, and is even more notable when compared against our peers. We saw an opportunity in the marketplace and we took advantage of it. Peers were cutting back on marketing; we ramped up.

---------------
* Managed basis. On a GAAP (i.e., owned) basis, cardmember loans grew 33% at June 30, 2007 versus June 30, 2006.

This is similar to the tactic we employed in 2003 and 2004, when we accelerated our investment spending on acquisition and loyalty as others scaled back. In fact, the actions we took back then are still contributing to our balance growth today, in that our current growth is really the cumulative outcome of our multi-year investments.

Those past investments clearly paid off in terms of our metric growth and profitability. And I have no reason to believe our recent investments won't produce similar results.

Now I'm not saying we'll sustain a 20%+ growth over the long-term. 20% is a high hurdle for any company to consistently achieve. But, when we have the opportunity to responsibly grow our business, we will. When we have the opportunity to use our enhanced risk capabilities to increase our lending to the right customers at the right economics, we will. When we can exploit a competitive window of opportunity to gain share, we will.

As I said earlier, I'm comfortable with our risk position for several reasons:

   o First, we're staying within our core segments of prime and super-prime customers.

   o We're sticking with our spend-centric strategy, of which lend balances are an outcome, not our main objective.

   o Our lending yields have stayed consistent; we're not giving away margin to buy balances.

   o And our ROE is growing, so our investments continue to perform.

Across our payments businesses this year we've met three important objectives: we grew the top-line, we grew the bottom-line, and we responsibly invested for the future.

Our final metric is not directly related to our payments business, but is key to our spend-centric model nonetheless.

On a year to date basis travel sales were up 8%, reflecting some strengthening in the corporate segment, as well as very strong growth in U.S. Consumer Travel.

Looking at our expense growth you can see that, consistent with the trend we've reported since 2001, we also kept good control over expenses.

Our human resource costs, other opex and marketing, promotion, rewards and cardmember services lines have each grown slower than our key volume metrics.

HR expenses have grown in the 4% to 5% range since 2001, as has other opex when adjusted for the various gains and other items reported in our 2006 and 2007 releases.

While our year to date growth in marketing, promotion, rewards and cardmember services is only 3%, it's actually more relevant to look at this line by quarter.

As we noted in our release, we increased our marketing and promotion in the quarter, even as a number of our competitors stated that they had pulled back on these investments. While this line declined by (4%) year over year in the first quarter, we increased our investments in the second quarter, leading to a 9% increase.

As we noted in our release, we accelerated some marketing spend to take advantage of the tax benefit we booked in the quarter; but even without this additional investment, this line would have grown at approximately 5% in Q2.

As we've mentioned to you before, we've become very disciplined in flexibility planning, which allows us to ramp up or scale back on investment spending depending on the environment. Given the growover challenges we had in the first quarter in our provision and interest lines, we appropriately scaled back on marketing.

However, in the second quarter, business momentum was strong and we recognized a $65 million net of tax benefit from the IRS. As a result, we took the opportunity to ramp up marketing spend above our planned levels and invest more in future business growth. This marketing spend included dollars for card acquisition, as well as for cardmember loyalty initiatives.

As I said earlier, with several competitors cutting back on M&P, we wanted to take full advantage of this market opportunity.

Through June, we generated a 38% Return on Equity, above our stated long-term target of 33% to 36%. Our superior returns were the result of our profitability and our efficient use of capital. As we've told you before, we look to appropriately balance our capital utilization based on our business and growth needs, leading to a productive mix of ROE generation across payment products such as GNS, lending and charge card.

This performance, along with our continued work to optimize our capital structure, allowed us to return a high proportion of capital to shareholders in the form of both dividends and share buybacks. Through June we returned 85% of capital to shareholders, a number in excess of our 65% long-term target.

                               * * * * * * * * *

So, as you can see from our results, the company's core business performance continues to be strong. We're executing against our strategies, we're growing the top and bottom lines, we have good operating leverage and, very importantly, we continue to invest.

As we enter our next phase of growth, the strength of our foundation -- including our market leadership in our core customer segments and our organic opportunities -- makes me confident that we're positioned to sustain our performance.

There are several elements of our business and our business model that will ultimately drive our moderate to long-term growth - elements that I believe, in combination, are unique to us.

The first factor in sustaining our growth is our strategy - specifically, our spend-centric strategy.

We've talked at length about the advantages of a spend-centric approach before, so I won't go into the details again today.

Suffice it to say, our spend strategy - with its focus on high spending, high value cardmembers -- will remain at the core of our future growth. As we've discussed, there are multiple advantages to our spend approach, including the affluent base we target, the premium margins we earn, and our ability to consistently re-invest in value.

For all of the talk by our issuing competitors of success in the premium space, they are still predominantly dependent on lending to drive their financials. They still face the same hurdles they always have - restrictions on their ability to grow given their credit limit focus, and a dependency on APR levels in a highly competitive marketplace.

The comparative metrics I put up earlier clearly show that most other issuers have little strength on their top-line, leading me to question how their card segments will consistently contribute to growth on the bottom-line.

The second driver of our sustainable growth is our structure, which is also unlike anyone else in the marketplace.

This is another topic we've discussed before - our processor plus structure, which allows us to participate in all elements of the payments revenue chain.

As with our strategy, our operating structure also sets us apart. While our peers compete with us in narrower categories - as issuers, networks or acquirer/processors - we have the advantage of being in all three.

External attention has historically focused on our issuing business, but that is only one component of our model. Our network business competes against Visa, Mastercard and Discover and is becoming a larger and more significant contributor to our results and our growth. And we also have a merchant acquiring and processor business that operates similar to First Data.

On a relative basis I believe these two pieces of our business have been undervalued, a point recently noted in several press articles and market reports.

For example, the spend going through our network has been growing at double digit levels over the last 19 quarters, driven largely by our proprietary cardmembers, but with an increasing contribution from GNS.

Our increased scale and effective expense control have also led to expanded margins across our network. This is unlike several of our network peers who have instead relied on increases in interchange and currency conversion fees to grow earnings and margins.

Without commensurate value, pricing increases are difficult to maintain and rely on beyond the short-term. I believe that our economic model, which is driven by spend and merchant value, is inherently more sustainable and serves to increase the value of our growing network business.

Another important element of sustainability is the potential for growth that exists across our businesses.

As I've discussed before, we have a range of sources for future growth.

The most basic component of growth is the ongoing increase in consumer and business spending, both in the U.S. and across international.

For example, from 2003 to 2006 non-government expenditures in the U.S. increased by approximately 6% per year. Spending projections through the end of the decade continue to show fairly steady growth in this number, with U.S. spend expected to be up 5% a year over this period.

Key markets outside of the U.S., such as India, China and Brazil, are projected to have even stronger spend gains.

So, given the spend-centric focus of our business strategy, global economic growth is the first level of opportunity within our model.

Beyond economic growth are the penetration gains of plastic within the payments industry.

I've shown you this chart before, but the numbers remain compelling. As you can see, there is a lot of growth potential for us in each of these segments.

In fact, as just one example, Nilson's projection is that spending on plastic within the U.S. consumer segment will grow by 12% between 2005 and 2010. This growth will be driven by continuing to convert cash and check payments onto plastic. So, as you can see, even within the most penetrated segment of spend, the growth projection is quite substantial. This implies that the other, less-penetrated segments will also expand their use of plastic, with industries such as B2B and healthcare offering sizable potential.

Some people outside of the card business mistakenly view this as a mature industry. As you might imagine, with projected double digit growth rates, I tend to disagree with that characterization.

The final element of growth comes from our company specific initiatives. This is the growth potential we control, the potential that is ultimately realized from the success of our investments and our strategy.

This growth is driven by the basics, such as acquiring new high value customers and merchants, and deepening the loyalty of existing ones, as well as by newer opportunities in adjacent businesses.

We've had terrific success in each of these areas over the last 6 years, but I believe there is still substantial potential in markets around the world.

For example, one opportunity we're accelerating is expanding our share of spend with existing customers. Al Kelly took you through the potential of this capability in his presentation last year, but here's just a reminder of its power.

Before we developed our share of wallet application, we would look at two Cardmembers - each spending $30,000 annually - as being pretty similar and, from a marketing standpoint, we'd treat them about the same.

However, with our patent-pending Share of Wallet models, we now have greater insights. In reality, one Cardmember might be spending $30,000 with American
Express and $3,000 on other general purpose plastic .........

While the second may be spending $30,000 with us and $220,000 with competitors. In the first case we have a loyal customer with a high share of wallet. With the second cardmember our share of wallet is quite modest.

Through this new insight we know where to specifically look for growth. For both cardmembers we want to convert cash, check and debit spend onto our product, while for the second cardmember we also want to convert his or her other general purpose plastic spending.

This Share of Wallet application, which is unique to us, is an important tool in that it shows us where to hunt more productively for future growth. We can identify which cardmembers don't give us the majority of their spend, and even those customer spend categories where we have the greatest opportunity, say for example in supermarkets or gas stations.

We've expanded this capability to our U.S. small business base and have plans to roll it out for international consumers and U.S. middle market companies as well. Armed with this information, our investments can be far more focused, and therefore far more effective.

We also have significant potential in business areas outside of consumer proprietary payments. These opportunities leverage the existing infrastructure of our card business, while expanding our potential into profitable, adjacent growth areas.

Examples here include opportunities such as: Global Network Services, the corporate middle market; and business to business payments. You'll hear from Peter in detail on GNS, so let me just touch on these other 2 examples.

Our corporate middle market business, for example, which is defined here, capitalizes on the MIS, servicing and processing capabilities we developed for our large corporate business.

Middle market has had terrific growth over the last few years, with compound annual spend up 19% since 2003, and net income up 23%. Also, because we can leverage existing assets as we grow this business, our profit margins within middle market are the largest within our card portfolio.

Another example of an adjacent opportunity is our Source To Settle business within the large corporate market. Source to Settle is the model we're using to capture a greater share of the indirect business spend of our corporate clients. Given that the revenue pool for these B2B payments is estimated to be over $25 billion there is a lot of potential to tap.

While we participate in this market today with our Corporate Purchasing Card, we've now expanded into electronic invoice processing, an attractive adjacency. By tying invoice processing together with a payment product we believe we can add significant value to our corporate product suite.

So, I feel very good about our prospects for generating growth from our company-specific initiatives.

   o We continue to have a robust pipeline of investment opportunities;

   o Our strategy, with its focus on high spending, affluent customers, has generated excellent financial returns; and

   o We have both a flexible business model and the financial discipline to appropriately balance our investment options.

The final factor that I believe will contribute to sustaining our growth is also unique to us, and that is our broad business base and the diversity of resources we bring to bear against our growth opportunities within payments.

As you know, our core payments business is quite diverse, with: a broad portfolio of products, such as charge, lending and co-brand; varied business segments, such as consumer, small business and mid to large corporate; and a wide range of geographies.

Over the years these core businesses have developed a significant number of valuable and leverage-able resources.

First, as you can see here, are our assets, from our brand to our affluent customer base to our ROE.

In addition to these assets, we also have proven excellence across a number of capabilities such as servicing, risk management, marketing, sales and reengineering.

And finally there are the relationships we've fostered with merchants, corporate clients and GNS partners.

Every item on this page is a strength that we bring to our core businesses each day. Every item on this page is an asset that I believe can be levered into future growth.

And while these resources are valuable on their own, in combination they're made even more so because they're unique to us. Because of our processor plus model and our spend-centric strategy, no one else has the combination of issuing, network and acquiring/processing resources that are at our disposal for future growth.

As an example, consider the growth example I gave you earlier - electronic invoicing. Since we did not have a product in this area ourselves, we chose to buy instead of build. This led us to acquire Harbor Payments, a leading player in the electronic invoice space.

Realizing the growth potential in this adjacent business is made easier because of the existing resources we bring to bear.

For example: our brand, our processing infrastructure, our marketing, servicing and information management capabilities, and our corporate client relationships. Also, in the case of Harbor, since it was an acquisition, another asset we utilized was our capital generation.

Going forward, we'll continue to invest in organic growth by acquiring cardmembers, acquiring merchants and growing our spend levels with existing customers. But I believe we'll also be making more growth investments in opportunities that leverage the resources you see on this slide.

For example, they could be opportunities that leverage two of the anchors on this page - our affluent customer base and our merchant network. By using our information management capabilities to effectively match the needs of our high spending cardmembers with the products and services of our merchants, we add value to both groups.

For cardmembers it might be providing them with access to events and experiences they can get nowhere else. For merchants it could be developing a targeted marketing program that significantly increases their response rates.

In these examples we take the role of a pro-active intermediary, adding value to both parties and earning economic benefits commensurate with that value. Our payment product is an enabler of this exchange, but in this case we'd have a revenue stream generated from the value-added, relationship-based services provided to our cardmembers and merchants.

In addition to leveraging existing resources for growth, we'll also look to make investments that add to the resources shown here. This could mean developing or buying a new capability, or adding scale to a capability or asset we already have. Depending on the economics, I could see this playing out as either a build or a buy scenario.

The combination of these elements - our spend-centric strategy, our processor plus model, our growth opportunities and our resources - provides us with what I believe is unique potential in the marketplace, and unmatched growth characteristics.

    o Our spend-centric strategy provides premium margins and the ability to reinvest for growth;
    o Our processor plus model allows for efficient use of capital, leading to an exceptional ROE;
    o We're in an industry with excellent growth prospects and we're a company with excellent executional skills;
    o We have existing aggregations of consumers, small and large businesses, and merchants;
    o And, we have a range of strong, diversified and, in many cases, unique assets, capabilities and relationships that can be applied to both organic and adjacent business opportunities.

                               * * * * * * * * *

As we all know, the payments industry continues to evolve rapidly, and I believe the next few years are likely to be a period of transformation. Our history shows that, as a company, transformation is something we do very well. Over 157 years we've been a freight company, a travel company and a financial services company.

I believe our portfolio of businesses, along with the assets and capabilities we've developed over the years, will give us exceptional leverage as the industry evolves. Because, while our competitors are locked into traditional models as an issuer, a bank or a network, our spend-centric strategy and processor plus structure give us the flexibility to meet the needs of our customers and generate growth more broadly.

In fact, as we move forward, I believe our evolution will have us looking less and less like a traditional financial services company. At our core we'll be a payments company, but we'll also be:

   o A company that provides customized services for high spending customers around the globe;

   o A company that provides businesses with information, services and expertise that allow them to more productively manage expenses and grow;

   o And a company that helps millions of merchants gain access to the best customers, while providing insights and marketing resources they can't replicate elsewhere.

For several years now we've generated great momentum, with strong business metrics and exceptional financial performance. We've benefited from a disciplined, multi-year investment strategy and a consistent focus on growth, both of which will continue in the future.

Given this focus, our growth potential, and the commitment and excellence of our people, I'm confident that we're well positioned to sustain our performance over the moderate to long-term. The payments industry will continue to evolve, as will our company, but our commitment to growth and shareholder value will remain unchanged.

                               * * * * * * * * *

As I mentioned earlier, one important source of our future growth will be our Global Network Services business.

Now, before I introduce Peter, let me make one point. From time to time we get questions about Global Network Services and how it fits into our current segment reporting. GNS is a successful component within our Global Network and Merchant Services segment, but it is not the only business in this segment. This segment is primarily the results of our global merchant network, including the merchant economics from the spending of both our proprietary and our network cardmembers.

So, back to GNS. As you've seen from the growth rates we publicly report, GNS is expanding rapidly and, over time, has become an increasingly significant contributor to our consolidated business metrics and our financial results.

Those who follow our company know the history of the GNS business. While we've operated GNS internationally for many years, until 2004 we were prevented from entering the U.S. by Visa and Mastercard's anti-competitive bylaws. As soon as these rules were struck down in federal court, we moved quickly on this opportunity. We now have 7 GNS partners in the U.S., with large issuers such as Citi, Bank of America, and GE.

GNS is important in its own right because of the growth it generates and the contribution it makes to our earnings and returns. But GNS also brings another critical element to our long-term strategy - it brings optionality.

As we look at individual markets and decide on our growth strategies, our choice is no longer limited to "Do we launch a proprietary product here, or do we not enter this market at all?" With GNS in our company portfolio we gain flexibility.

We still have our proprietary option, of course, but now we also have the choice of signing issuing deals with local partner banks to supplement our proprietary business. Or the option of licensing a local partner as an independent operator within a market. Or establishing a joint venture with a partner, such as we've done in Switzerland and Belgium.

Each market is unique. And with GNS we can tailor our strategy on a market by market basis in order to optimize our long-term growth.

Given how quickly the payments industry and individual markets can change, having options ...... having flexibility ...... is critical to the long-term success of any global company. With GNS we now have options we didn't have before.

During its period of greatest global expansion and financial success, GNS has been led by Peter Godfrey. Peter has been President of Global Network Services for 7 years, and previously served as President of our proprietary card businesses in Europe, Middle East and Africa.

Before joining American Express, Peter had a successful career with Midland Bank and HSBC, and at one point served as Chairman of Mastercard in the UK (his one blemish in an otherwise stellar career). Given his broad, relevant background and his exceptional management and relationship skills, GNS is in very good hands.

Peter .......

--------------------------------------------------------------------------------
                       AXP FINANCIAL COMMUNITY MEETING
                         PETER GODFREY'S PRESENTATION
                                AUGUST 1, 2007
--------------------------------------------------------------------------------

[FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]


Thank you Ken, and good afternoon. It's my pleasure to be here today, and give you an update on Global Network Services.

As Ken mentioned, we last presented on this business in February of 2004.
Since then, we've made a great deal of progress. We've signed new partnerships, strengthened relationships with existing partners, and driven strong growth.

Importantly, we view this as a journey. The economics of this business are very attractive. We've laid a solid foundation. We have substantial opportunities around the world. And we're proving to be an attractive alternative to Visa and MasterCard.

Today, I'd like to give you a progress report and address five core areas:

   o What is GNS?

   o How does GNS support American Express' growth strategy?

   o How does GNS bring value to our partners?

   o What are the misconceptions about GNS? And finally,

   o How do we view GNS's potential?

First, What is GNS? GNS is a business built around partnerships with financial institutions that issue American Express-branded cards that are accepted on our global network. Many of our partners also sign new merchants to our network and manage those relationships.

Since GNS began in 1997, we've signed a strong and powerful network of partners. As you can see from this slide, which features partners we've added since 2004, we've significantly expanded our presence worldwide. We're present in every region throughout the world - from developing markets to mature markets; from leading national institutions to some of the largest regional players.

I believe a good way to demonstrate our growth is to take a look at where we were when we last presented to you, and where we are now.

As of the end of 2003:

    o We had 79 partners in 89 markets - now we've grown to 112 partners in 122 markets.
    o Our partners had launched 350 different card products - now we've nearly doubled that to 640.

    o GNS partners had more than six million cards in force then - now it's nearly tripled to 17.6 million.

    o And to give you a flavor of what this means, GNS cards now comprise more than 20% of the Company's overall Cards in Force.

    o In 2003 our acquiring partners had more than two and a half million merchants on our network - that's now increased to nearly 4 million.

As these charts clearly show, our bank partners are a powerful addition to the American Express network. Since 2003, Cards-in-force issued by GNS partners have grown at a compounded annual growth rate of 32%. Spending on these cards has grown by 39%.

In order for you to truly understand our GNS strategy, it's important that I explain our different partnership constructs. Our partnerships are customized based on local conditions and American Express' strategic plans in that market. They fall into three main categories, and each provides an attractive revenue stream.

Our most common partnerships are what we call independent operators, or IOs. We have 56 of them around the world, in markets where we don't offer a proprietary local-currency card. IOs issue local currency Cards in their market, and usually serve as the local merchant acquirer and processor.

With IOs, our revenues come from a variety of sources, including:

   o Card licensing fees
   o Royalties on Cardmember billings
   o Foreign exchange conversion revenue
   o Royalties on merchant acquisition volume, and
   o And in some partnerships, royalties on net spread revenue

These partners also help us to expand our local merchant coverage. This allows both proprietary and GNS partner Cardmembers to use their Card more extensively when traveling to markets where we haven't traditionally had a large local presence. The benefit of GNS partners serving as the merchant acquirer is evident in the increased inbound spending that we're seeing in many parts of the world.

Next, we have 52 network card license partnerships, or NCLs. This is the type of partnership we have here in the U.S. They help strengthen our brand presence and gain market share in countries in which we have a proprietary business and in some cases, an IO partner. NCLs are licensed to issue American Express-branded cards, but American Express typically owns the relationships with merchants.

With NCLs, GNS retains a share of the discount revenue earned on the Cardmembers' billings. GNS also receives revenue from currency conversion and licensing fees paid by the partner, and in some cases, royalties on net spread revenue.

Third, we have joint ventures in Switzerland, Belgium and a handful of other countries. In these markets, we've joined with a third party to set up a separate business and taken a significant ownership interest in the entity. Unlike the other two constructs, with JVs we share management, risk, and P&L responsibility. Income is generated by discount revenues, card fees and net spread revenues.

The details for each of the three models vary. What they have in common, though, is the ability to generate very attractive revenue streams from the volumes they process through the American Express network.

Some of these revenue streams may sound familiar to those of you who know the MasterCard model. There are a number of similarities between MasterCard and GNS.

The network is one of the strongest assets of American Express. And it's one that's becoming more appreciated by those who have analyzed the payments industry, and have focused on the relative value of the different components.

But I don't want to spend too much time on the similarities. Because, really, it's the differences that represent such a compelling, competitive advantage for us.

While we provide fundamentally consistent support across each of our partnership constructs, we also provide customized support that goes above and beyond what Visa and MasterCard provide. Support that varies from market to market, and partner to partner. And support that allows us to earn broader, and more attractive revenue streams than either Visa or MasterCard can collect from their issuers.

The GNS model provides the added benefit of net discount revenue, at premium rates, which we earn from both the issuers, and the merchant acquiring part of the network. This accounts for about a third of total GNS revenues, and underscores our sharp focus on the high-spend segment.

In fact, GNS is a key component of what Ken referred to earlier as the "Processor Plus" model. American Express, through the closed-loop and spend centric model, is unique in that it touches every element of the card payments chain - issuing, acquiring, processing, and network.

But why is this important? Because it means the Company overall, and GNS in particular, earns revenues from every aspect of the value chain.

The economics of the GNS model are very compelling. Our capital requirements are modest compared to an issuing business. Significant costs, such as card marketing & acquisition, Cardmember risk & fraud, servicing and rewards, are borne by our bank partners. As a result, we operate with an extremely high return on equity.

And, here's a point, I'm sure you have not missed. The majority of GNS costs, roughly 85%, are fixed. Because most of the upfront investments have already been made, little incremental expense is needed to bring on additional volume. We know from experience that GNS is a highly scalable business.

As we continue to add incremental billings, the cost-to-billings ratio, as you would expect, declines measurably. And more of the top line growth flows to the bottom line.

As this chart illustrates, since 2004, GNS billed business has steadily increased every year. In fact, our billings in the first half of this year alone are almost equal to our full-year billings for 2005. At the same time, our cost-to-billings ratio has decreased dramatically - by some 65%.

GNS will continue to become even more profitable as the business gains additional scale, especially as our business in the U.S. and major markets around the world continues to grow rapidly.

So that's how we operate, and how we make money. So how then does GNS fit into the larger picture, and support American Express' growth strategy?

We've been one of American Express' fastest growing divisions for some time now.

Let me try to put that into perspective. Last year, worldwide purchase volume for Visa and MasterCard grew by more than 12%. By comparison, American Express as a whole continues to consistently outpace the industry, growing in 2006 by nearly 16%. And GNS has grown even faster still. As you can see, we grew last year by 48%.

More importantly, as Ken mentioned, GNS allows American Express the flexibility to tailor our business model to each market, and to determine a construct that can generate maximum value for our partners, our partners' customers, and our shareholders.

I think the best way to explain that flexibility is by example. Let's look at a number of international markets - Brazil, Central & Eastern Europe, and China.

Brazil is a good illustration of how we're leveraging both the Independent Operator and licensing models.

Last year, we sold our issuing, acquiring and travel businesses and signed an IO agreement with Banco Bradesco.

We see tremendous opportunity in this market. And in Bradesco, we have a strong partner to help us maximize these opportunities.

Just 12 months later, with Bradesco as well as our NCL partners HSBC and Banco Itau, we're extremely pleased with the results.

As you can see, year over year, Billed Business has grown by 22%. New Cards Acquired has grown by 62%. And, as you can see, the partner is signing up new merchants at an accelerated rate.

More importantly, we've reengineered the bulk of our costs out of the business. As you'd expect, we've dramatically decreased American Express's cost-to-income ratio, and greatly enhanced our profitability.

Let's take a look at the numbers:

   o Our cost-to-income ratio has improved by 82%.
   o And given the minimal capital requirements, ROE for the business is now well in excess of 100%.
   o Therefore, not surprisingly, our profitability has increased by an impressive 124%.

Let me repeat that last point. Our profitability has increased by 124%. This is a strong testament to the strength of our partnerships with Bradesco, HSBC and Banco Itau, the creativity of our teams, the strength of the products, and the flexibility of our model.

This is strong initial performance, and clearly exceeded our expectations. And the opportunity is even greater than we had anticipated. One of the clear lessons we've learned in Brazil is that even in markets where we've licensed both the proprietary issuing and acquiring business, there's a compelling case for additional banks to issue on our network. And we will be applying what we've learned to other key markets around the world.

Across the Atlantic, in Central and Eastern Europe, we've utilized an IO strategy to essentially go from a standing start to a thriving business in just three years.

Before 2004, American Express had almost no presence in this region. Since then, we've signed nine IO partnerships. Most notably, in 2005 our partner Russian Standard Bank, one of the market's leading consumer banks, launched the first local currency American Express-branded cards in that market.

This is a region in which consumers are just beginning to use plastic. And we now have a solid distribution capability to grow with these developing markets. We're capitalizing on their significant economic growth, as well as increased inbound travel and tourism.

And we're already seeing solid results. Our partners have added hundreds of thousands of new, loyal, affluent Cardmembers. For the twelve months ending June 2007, Cards in Force grew by a healthy 43%.

We're also seeing strong gains in billed business, which also grew by 43%.

To help ensure we maintain this momentum, our partners have made considerable gains in signing additional merchants to our network. As you can see, locations in force increased by 27% in 2006.

Of course, no tour of our GNS international business would be complete without commenting on China. By some measures, it's now considered the second largest economy in the world. China is also another good example of our model flexibility.

In March 2004, we announced our partnership with one of the country's leading financial institutions, and one of the world's largest banks, the Industrial and Commercial Bank of China, or ICBC.

With ICBC, we've secured a strong foothold in this important, emerging market. Our partnership is an effective way to build widespread brand recognition and increase card acceptance.

Building this recognition and acceptance is critical for American Express. Not least, because Cardmembers are increasingly traveling to China for business and pleasure, and Chinese consumers themselves are increasingly using plastic for their spending needs.

In fact, in a country traditionally focused on cash, and to a lesser extent debit cards, ICBC and American Express are making measurable gains in meeting the growing need for credit products among Chinese consumers.

ICBC began issuing cards in just the last two years, leveraging its extensive branch network to target the most affluent of their 170 million customers. Since then, they have introduced an innovative suite of products. These include a corporate card to better serve multinational corporations in China, and most recently, a Staples co-brand card.

We are very pleased with the results so far.

For the 12 months ending June 2007, year over year, Cards in Force have grown by 177%. Billings have grown by an impressive 286%. Even more important, our average spend is 82% above the average spend on credit and charge products.

And we expect continued strong performance as we add additional partners in China to further drive volume and share.

Of course, our growth story would not be complete without including the U.S.

I'm particularly pleased to update you on our business here. As you'll recall, Visa and MasterCard's illegal restrictions shut us out of the U.S. for many years. These restrictions were finally struck down by the courts in late 2004.

Although it's been frustrating to have been denied access to this market, we're delighted to finally be able to offer both our partners, and their customers, more choice in networks and products. We're already seeing many opportunities emerge, and we're making solid progress with our partners. As Ken mentioned, we've launched products with seven of the top financial institutions in the U.S. Combined, these companies represent nearly 50% of U.S. spend volume.

To drive growth in this market, we're using a two-pronged approach. We're working to move more volume from their existing business to the American Express network. And we're growing new business through compelling, new products.

Before I get into the details, allow me just a word on disclosures. Because of the confidential nature of our partners' businesses, and the fact that we've only been in this market for a short time, I'm fairly limited in the information I can provide. Still, I intend to draw you a clear picture of our progress so far, which I think you'll find quite compelling.

We're already seeing solid growth across all critical business metrics.

Let's look at Cards in Force. As you can see, with our partners we are steadily growing the business, month over month. For the 12 months ending June 2007, cards in force have grown by 83%.

We're pleased with this progress. Few metrics give us more confidence in the future of this business than the expansion of our franchise through millions of new partner Cardmembers.

And as you know, we're not helping our partners target just any Cardmember. We continue to work with our partners to target the high-spending, affluent customer. As a result, billings grew by triple digits over the last 12 months.

In fact, we track billings on a daily basis, to constantly measure the health of our business. And I like what I see. Average daily billings are on a solid upward trajectory, growing by 319% from 2005 through the first half of 2007.

Our partners, too, are enjoying the benefits of this growth. If you compare their overall card growth to their American Express portfolios, the comparison is striking. As you can see, last year, in aggregate, our seven U.S. partners grew their American Express purchase volumes by more than 100%. In comparison, their overall U.S. volumes grew by 9%.

But we know we must continue to earn this business, day after day. We know our partners have a choice. Certainly, dedication agreements with Visa and MasterCard have constrained that choice. So we're working that much harder to deliver exceptional value to our partners, to make sure they choose our network for their best customers.

In fact, at this point in our U.S. strategy, we look at it as if we're building our business brick by brick. The strategies, the tactics, the products, the partners - they're all the "bricks" to lay a strong foundation for future growth.

One brick in our foundation is the wide range of portfolios we're penetrating. Our U.S. partners have launched numerous products, giving their customers more choice across a range of segments, including wealth management, rewards, airline co-brands, retail co-brands, and affinity cards.

Notably, this includes portfolios we couldn't otherwise access, including the thousands of Bank of America affinity groups. For instance, the World Wildlife Fund, and universities such as Penn State.

Another brick is our focus on ensuring that American Express-branded products are among the best the banks have to offer. We work closely with our partners to develop products that have a superior value proposition to their Visa and MasterCard options.

For example, Bank of America launched its American Express branded-card with double points on travel and dining. Citi has launched a suite of Cards which, through selected channels, offers superior value propositions. For example, their new Platinum American Express-branded Card initially offers triple points on all spend, and five times the points on everyday spend. And, the American Airlines AAdvantage Card on our network initially offers a 20% higher earn rate to existing cardholders.

Third, we're successfully working with our partners to help them enhance their wealth management and private banking portfolios. I don't have to tell you that these products target the banks' most affluent clients, with the highest disposable income.

Three of the world's top financial institutions have made American Express the lead product, and in some cases the only product, in their wealth management or private banking portfolios.

For instance, UBS has made the Barclays-issued American Express-branded card the core product in their wealth management program. Bank of America recently launched Accolades, their most premium range of cards to date, on the American Express network. And Citi recently re-launched their elite Chairman's Card, also on the American Express network.

And fourth, our U.S. partners have opened up powerful new distribution channels for American Express-branded Cards. These include our partners' Web sites and direct mail capabilities, and most notably, the banks' retail branch networks.

For example, Bank of America recently began promoting their American Express-branded Card in its 5,700 retail banking centers.

Of course, our U.S. partners have only been issuing GNS cards for two years.

Despite this, we've made extremely good progress and continue to grow the business day by day, month by month. Given the foundation we've built and the growth we're seeing, we're confident about our future in this critical market.

One point I want to stress is that our growth, both in the U.S. and globally, will not just come from signing new partners. Granted, we're always looking to sign new partners who are a good strategic fit for the American Express network.

But just as important is the growth we anticipate by deepening relationships with our existing partners, further penetrating attractive portfolios, and driving more volume.

We've only just begun to skim the surface with many of our partners. For example, as I said, our U.S. partners account for nearly 50% of the overall credit and charge volume in the U.S., or roughly 550 billion dollars. Each 1% shift of this business to the American Express network would be equivalent to more than 5 billion dollars. That's what I call opportunity, and we see plenty of similar opportunities throughout the world.

So clearly GNS benefits American Express. But to be a truly sustainable model, we must deliver value that goes above and beyond what the other networks provide. Which brings me to the third question: How does GNS bring value to our partners?

Traditionally, when people think of the value of a GNS partnership, they often point to our premium discount rate and more favorable economics. But as I'm sure you're aware, Visa and MasterCard are attempting to compete in the affluent space and have introduced new products with higher interchange rates. As a result, the gap is narrowing in some markets, particularly here in the U.S.

Nevertheless, American Express still offers superior economics, and certainly that's a strong competitive advantage. But let me emphasize that one of our strongest advantages is our ability to drive additional spending. We've demonstrated again and again that we're helping our partners capture additional volume.

How is American Express helping partners drive additional spend? We're doing so through four key assets, which I believe differentiate ourselves from Visa and MasterCard:

   o superior economics and the spend centric model
   o our leadership in premium products
   o our expertise in superior marketing programs
   o and our focus on world-class relationships

First, we work with GNS partners to build new products designed to drive customer spending. This is a major break from traditional bank strategies that rely heavily on high revolving credit balances to drive profits.

With increased competition, banks need to maximize opportunities with ALL of their customers. They need to be more focused on "transactors," or people who pay off their monthly balances. Transactors don't generate spread income, and haven't been the group that banks usually focus on. But there's a lot of opportunity with this segment, because they tend to be high-spenders.

Through our spend-centric model, many of our partners are increasing the value proposition for their transactors, through richer rewards, special offers, and other incentives. As a result, spending goes up. And banks are able to build an attractive revenue stream.

With enhanced rewards and increased spending, our partner's American Express Card gets moved to the front of the wallet.

Switzerland is an excellent example. Our partner Credit Suisse introduced a SwissAir companion card proposition, in which their Visa and MasterCard cardholders are offered a superior American Express option.

The proposition is simple but compelling - "Earn Miles Faster with American Express." What does that mean? It means that Cardmembers earn between 25 and 50% more miles when they use their American Express Card.

The results are striking. In just over a year, we've seen significant increases in transactions, and a significant shift of business from the competition to American Express. For Credit Suisse, this has translated into a lift in spend of 28% across the companion card portfolio.

And we're seeing similar results around the world. Take, for example, Westpac, one of our partners in Australia. They introduced the Altitude companion card suite, where their Cardmembers can earn up to three times as many reward points when using the American Express option.

Not surprisingly, the results are very compelling. The accounts with the American Express companion have 63% higher spend compared to the companion accounts without the American Express option, substantially enhancing Westpac's profitability and deepening loyalty with their customers.

These are just a couple of examples of our partners driving additional spend and profitability - and providing more value and choice to their customers - with their American Express-branded network products.

Our second competitive advantage is our outstanding expertise in premium products. By leveraging our expertise and our world-renowned premium brand, banks can better target and serve their affluent clients.

Banks are making a determined effort to capture all of the financial needs of their most affluent, high-spending customers. New premium cards are a key component of their strategy.

We know banks have a choice. And more and more, they're looking to American Express to help them develop their most premium products.

I've already talked about our success in wealth management and private banking portfolios.

Another key pillar of our premium card strategy is airline cobrand cards. American Express has a successful track record in developing compelling airline cobrand products. This uniquely positions GNS to support our partners in developing these highly profitable products.

To date, GNS partners have signed 22 airline co-brand card deals, featuring prominent airlines such as Virgin Atlantic, Korean Air, and LAN in multiple markets, to name just a few. Our partners have signed deals with additional marquee airlines as well, which will be announced shortly.

One of the areas where we differ most strongly from Visa and MasterCard is our marketing expertise. This includes our team's exceptional know-how in developing spend and card acquisition programs, as well as our strong relationships with merchants.

Because of our merchant relationships, we can develop exclusive incentive programs to help our partners drive spend and provide more value to their customers.

American Express Selects is an excellent example.

Selects is a global platform available to anyone carrying an American Express-branded product. The program capitalizes on our closed-loop model and offers Cardmembers high quality, unique merchant offers in 54 countries, designed to drive more spend and enhance the Cardmember experience.

Selects features attractive discounts at hotels and restaurants, unique experiences, and hundreds of additional offers around the world.

Try as they might, Visa and MasterCard cannot copy this program. They don't have the global merchant relationships necessary to do so.

Building on the Selects model, we've taken it one step further through entre.

Entre is our new premium marketing platform created just for our GNS partners. It includes high-end merchant offers, a luxury lifestyle magazine, and a comprehensive benefits Web site.

Our partners can customize all of these elements. They can mix and match the offers, and embed their brand into the lifestyle magazine and Web site. Partners can differentiate their program from other issuers. They can tailor it to specific customer segments as well.

Conversely, Visa Signature and MasterCard WorldElite are off the shelf platforms, providing every issuer essentially the same program.

Our partners are also leveraging our expertise to implement innovative and effective marketing campaigns of their own.

Last year, IO partners alone spent well in excess of 100 million dollars promoting their American Express products and the American Express brand. Some partners have been very creative in the way they have done so.

For instance, in South Africa, Nedbank invested in a highly creative campaign for their cobrand card with South African Airways.

You can't get much better than this - a South African Airways 737 branded with the American Express card.

Our partners are also creating highly effective television advertisements. We continue to be impressed with the smart, creative ways our partners are promoting our brand in their local markets. Here are a few from our partners in Israel, Brazil and Colombia, which I think you'll enjoy.

So there's one customer who made the right choice. And one smart dog who understands the essence of our brand.

And by the way, Bradesco is seeing tremendous success with the Cirque du Soleil promotion in Brazil. So far, our partner has seen more than 20 million dollars in additional spend from this one promotion.

All of this leads to our focus on becoming the world's best relationship managers. We're partnering with the leading banks and financial services companies in the world, then maniacally focusing on meeting their needs, and the needs of their customers.

We have no intention of being like Visa and MasterCard, with thousands of issuers.

Instead, we have a very personalized style. We have an outstanding team around the world with rich experience across all aspects of card issuing, acquiring, marketing, brand and risk management. We have strong relationships with our bank partners, and work extremely closely with them to help them develop superior value propositions.

Our commitment to building world-class relationships sets us apart from the industry. We believe that no one else can match our skill, our expertise, nor our commitment to our partners.

You can see how we're helping our bank partners reach additional elements of their business. And clearly, they're helping us extend the reach of our business. But there are a few areas where we still hear some skepticism. That brings me to the fourth question I posed earlier, What are the misconceptions about GNS?

I want to address four areas: cannibalization, brand dilution, weaker average spend, and a reluctance to move to American Express.

One of the concerns we hear is that GNS is cannibalizing our proprietary business. The fact is, GNS has served to complement our proprietary business, not erode it.

In markets with a GNS and proprietary business, both are increasing Cards in Force. This includes major markets around the world, such as Argentina, Australia, Japan, Singapore, and the United Kingdom, to name a few.

And we're seeing the same in the U.S. As we ramp up our network business, both our proprietary and GNS businesses continue to enjoy healthy gains in cards in force and billed business.

Our GNS strategy is designed to accelerate this trend.

Again, our aim is to gain share from our partners' existing businesses. Reaching a broad new audience has been a keystone of our GNS strategy from the start. We'll continue to focus on bringing additional high-spending Cardmembers onto our network.

Second, as GNS works with more than 110 partners around the world, we continue to hear questions about "brand dilution."

In the annual Business Week/Interbrand ranking of the 100 best global brands, published only last week, American Express again ranked in the top 15.

We consider the brand to be one of our greatest assets. So do our bank partners. They have proved to be strong stewards of the brand. They recognize its power and appreciate its attributes. And as you just saw, clearly, they are aggressively promoting our brand around the world.

Over the past ten years, we've successfully dealt with potential brand risk across all of our partnerships. We've addressed this through a series of rigorous guidelines that require partners to adhere to strict brand, product and service standards.

And in the rare instance where a partner is not living up to our standards, we will, and we have, terminated the partnership. We will not risk our brand for the sake of market share.

We also hear skepticism that GNS partners' Cardmembers do not spend as much as our proprietary Cardmembers. As you know, on average, consumers spend considerably more on their American Express cards as they do on Visa or MasterCard. We're seeing the same with network cards.

GNS remains focused on high-spending Cardmembers, helping to ensure our partners target their best customers in a number of ways. For example, a number of NCL partners receive financial incentives for higher average spend. And many of our contracts require that the banks' American Express products offer superior value propositions.

Not surprisingly, this is driving significant increases in spend.

As a result, average spend on GNS partner cards is measurably higher than average spend on credit and charge products in most markets.

In Switzerland, for example, average spend is 133% higher than the market. In South Africa, average spend is 218% higher. We're seeing this trend even in the early stages of our business in emerging markets, such as Poland, the Czech Republic and China.

As you know, average spend generally increases with tenure. So we'll continue to leverage the strengths of American Express, and build our partners' businesses and Cardmember spending around the world.

Finally, there's a concern out there that banks may be hesitant to move their Visa and MasterCard customers to an American Express card.

We continue to work closely with our partners. We deliver exceptional value. And our partners see that value.

Ultimately, I believe there is no better proof of that value than the numbers themselves. In the first six months of 2007, with our partners we've already grown the business significantly. New Cards Acquired are up by 70%. Cards in force are up by 34%. And billings are up by 61%.

The last question I posed at the outset was, How do we view GNS's potential?

We're seeing solid growth across all metrics. But as I said earlier, this is a journey. And we're confident that we're well positioned to sustain this strong performance.

Why am I so confident?

It's because we have solid strategies in place to grow the business and drive spend. We're leveraging the core strengths of American Express, including our spend-centric model, unique merchant relationships, and expertise in the premium segment.

We've partnered with an exceptional group of institutions in the U.S. and throughout the world. Our partners bring their local market knowledge, exceptional brands, and extensive distribution networks.

We've opened up sizable new growth opportunities through attractive portfolios we could not previously access.

We continue to sign new partners, and have a number of marquee bank partners in the immediate pipeline.

These opportunities are considerable in themselves. And they're even greater when you consider the global conversion of cash and check to plastic and the potential volume that represents.

And certainly, we're ready to take on additional volume. We have a highly efficient network. So we can significantly ramp up volume without corresponding increases in costs.

And we have a highly skilled and dedicated team around the world, poised to take advantage of these opportunities.

This is why we at American Express are very optimistic about the tremendous potential of our network business, over the short, medium and long term.

Thank you.